UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

On May 29, 2018, the Board of Directors of Cardax, Inc. (the “Company”) elected Makarand Jawadekar, Ph.D., and Elona Kogan to serve as directors of the Company effective June 1, 2018 until the Company’s next annual meeting of stockholders. The Board of Directors has determined that Dr. Jawadekar and Ms. Kogan are independent directors.

Dr. Jawadekar, age 67, is a pharmaceutical executive with over thirty-five years of experience focused on research and development. From October 2017 to present, Dr. Jawadekar has served as Director and Chief Science Officer of Preveceutical Medical Inc., a Canadian pharmaceutical research and development company. Dr. Jawadekar also serves as a strategic advisor to pharmaceutical and biotechnology companies through his independent consultancy, Melinda Consulting, LLC, which he founded in 2010. From 1982 to 2010, Dr. Jawadekar held various technical, management, and business development positions at Pfizer, Inc., including Director, Portfolio Management & Analytics, and Vice President, Asia Colleague Resource Group, for Pfizer Global R&D. Dr. Jawadekar received his B.Pharm. from Shivaji University (1972), M.Pharm. from the University of Bombay (1974), and Ph.D. in Pharmaceutics from the University of Minnesota (1982).

Ms. Kogan, age 48, is a biotechnology executive with over twenty years of experience focused on building fast growing publicly traded companies in regulated industries. Ms. Kogan served as the General Counsel & Senior Vice President of Government Relations for ARIAD Pharmaceuticals, Inc., a Cambridge, Massachusetts based biotechnology company, from July 2016 through May 2017. Prior to joining ARIAD, Ms. Kogan served as the Vice President of Legal Affairs, and subsequently head of Government Relations, for Avanir Pharmaceuticals, Inc., a California based biotechnology company, during the period of May 2011 through September 2015. Prior roles included positions at King Pharmaceuticals, Inc., Bristol-Meyers Squibb, and Bergen Brunswig Corporation. Ms. Kogan is a graduate of the Southwestern Law School SCALE Program. Ms. Kogan graduated cum laude from Columbia University, Barnard College, with a degree in economics.

Dr. Jawadekar and Ms. Kogan will each receive quarterly compensation of $18,750 in arrears in the form of equity or cash (up to one-third), subject to adjustment commensurate with any adjustment of compensation for the other independent directors of the Company. Any equity compensation shall be in the form of a grant of shares of the Company’s common stock or a non-qualified stock option to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share. Dr. Jawadekar’s and Ms. Kogan’s compensation for the second quarter of 2018 will be prorated to $6,250.

Appointment of Directors to Board Committees

On May 29, 2018, the Board of Directors reconstituted each of its committees, effective June 1, 2018:

Audit Committee. The members of the Audit Committee shall be Terence A. Kelly, Ph.D. (Chairperson), Makarand Jawadekar, Ph.D., and Elona Kogan.

Compensation Committee. The members of the Compensation Committee shall be Elona Kogan (Chairperson), Makarand Jawadekar, Ph.D., and Michelle Galen.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee shall be Michelle Galen (Chairperson), Makarand Jawadekar, Ph.D., and Terence A. Kelly, Ph.D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated June 1, 2018 (furnished herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull Chief Executive Officer and President

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